UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2012

MHI HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-118873	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 West Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Essex Transactions

On June 15, 2012, MHI Hospitality Corporation (the “Company”) entered into an amendment (the “Note Amendment”) of its existing Note Agreement dated April 18, 2011 (as previously amended on December 21, 2011) (the “Note Agreement”) with Essex Equity High Income Joint Investment Vehicle, LLC, as lender and agent (the “Lender”). The Note Amendment provides, subject to a $1.5 million prepayment under the Note Agreement which the Company has since made (the “Repayment”), that the amount of undrawn term loan commitments under the Note Agreement will be increased to $7.0 million, of which $2.0 million will be reserved to repay principal amounts outstanding on the Crowne Plaza Jacksonville Riverfront hotel property. A copy of the Note Amendment is attached as Exhibit 10.40 to this report and is incorporated by reference herein.

Additionally, the Company simultaneously entered into an agreement (the “Redemption Agreement”) with the holders of the Company’s Series A Cumulative Redeemable Preferred Stock (the “Preferred Stock”), Essex Illiquid, LLC and Richmond Hill Capital Partners, LP (collectively, the “Holders”), to redeem 11,513.602 shares of Preferred Stock (the “Redemption Shares”) for an aggregate redemption price of $12,295,234.24 plus the payment of accrued and unpaid cash and stock dividends. The Holders are affiliates of the Lender under the Note Agreement. The redemption contemplated in the Redemption Agreement was effected on June 18, 2012. A copy of the Redemption Agreement is attached as Exhibit 10.41 to this report and is incorporated by reference herein.

Ryan P. Taylor, a member of the Company’s board of directors designated by the Holders pursuant to the terms of the Articles Supplementary relating to the Preferred Stock, is the Managing Partner of Richmond Hill Investment Co., LP and a Managing Director of Richmond Hill Investments, LLC.

The foregoing summary descriptions of the Note Amendment and the Redemption Agreement, respectively, and the transactions contemplated thereby, are not intended to be complete and are qualified in their entirety by the complete texts of the Note Amendment and the Redemption Agreement, respectively.

Tampa Financing

On June 18, 2012, Tampa Hotel Associates LLC and other affiliates of the Company entered into a credit and security agreement and other loan documents to secure a $14.0 million mortgage (the “Mortgage Loan”) on the Crowne Plaza Tampa Westshore hotel property (the “Hotel”) with C1 Bank.

Pursuant to the loan documents:

•	the maturity date of the Mortgage Loan is June 18, 2017; and

•	the Mortgage Loan carries a fixed rate at 5.60% and amortizes on a 25 year schedule.

Per the above, the Company used proceeds of the Mortgage Loan to make the Repayment under the Note Agreement and to redeem the Redemption Shares.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 20, 2012, the Company issued a press release announcing the transactions effected pursuant to the Note Amendment and the Redemption Agreement and the debt financing of the Hotel. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.40	Amendment No. 2, dated June 15, 2012, to Note Agreement, dated April 18, 2011, by and between the Company and Essex Equity High Income Joint Investment Vehicle, LLC.

10.41	Agreement, Waiver and Consent by Preferred Stockholders, dated June 15, 2012, by and among the Company, Essex Illiquid, LLC, and Richmond Hill Capital Partners, LP.

99.1	Press Release of MHI Hospitality Corporation dated June 20, 2012, announcing the transactions effected pursuant to the Note Amendment and the Redemption Agreement and the debt financing of the Crowne Plaza Tampa Westshore hotel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2012

MHI HOSPITALITY CORPORATION

By:	/s/ Andrew M. Sims
Andrew M. Sims
Chief Executive Officer

Exhibit List

10.40	Amendment No. 2, dated June 15, 2012, to Note Agreement, dated April 18, 2011, by and between the Company and Essex Equity High Income Joint Investment Vehicle, LLC.

10.41	Agreement, Waiver and Consent by Preferred Stockholders, dated June 15, 2012, by and among the Company, Essex Illiquid, LLC, and Richmond Hill Capital Partners, LP.

99.1	Press Release of MHI Hospitality Corporation dated June 20, 2012, announcing the transactions effected pursuant to the Note Amendment and the Redemption Agreement and the debt financing of the Crowne Plaza Tampa Westshore hotel.

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